EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8 No. 333-193788) pertaining to the 2013 Share Option Plan of Evogene Ltd.,

(2)   Registration Statement (Form S-8 No. 333-201443) pertaining to the 2013 Share Option Plan of Evogene Ltd.,

(3)   Registration Statement (Form S-8 No. 333-203856) pertaining to the 2013 Share Option Plan of Evogene Ltd.,

(4)   Registration Statement (Form S-8 No. 333-259215) pertaining to the 2021 Share Option Plan of Evogene Ltd.,

(5)  Registration Statement (Form F-3 No. 333-253300) and related Prospectus of Evogene Ltd.,

of our report dated March 30, 2023, with respect to the consolidated financial statements of Evogene Ltd. included in this Annual Report (Form 20-F) of Evogene Ltd. for the year ended December 31, 2022.

/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global

Tel-Aviv, Israel
March 30, 2023